EXHIBIT 16
Deloitte & Touche LLP

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March 5, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) and 4(b) of Form 8-K of Norwest Financial, Inc. dated March 5,
1999.


Yours truly,


\S\  Deloitte & Touche LLP



















Deloitte Touche
Tohmatsu
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